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                                                                   Exhibit 99.2

                           EXHIBIT 99.2 TO SCHEDULE 13G
                         17 C.F.R. 240.13d-1(k)(1)(iii)

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required on Schedule 13G need be filed with respect to ownership by each of the undersigned of shares of Common Stock of Modtech Holdings, Inc.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

Dated: April 20, 2000

                         /s/ Charles A. Hamilton
                         -----------------------------------------------
                         CHARLES A. HAMILTON


                         INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P., a Delaware Limited Partnership

                         By: Infrastructure and Environmental Private Equity Management III, LLC, its general partner

                         By: First Analysis IEPEF Management Company III, LLC, its managing member

                         By:  /s/ Bret R. Maxwell
                              ------------------------------------------------
                              Bret R. Maxwell, Managing Member


                         ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III, Gesellschaft burgarlichen Rechts (mit Haftungsbeschankung), a civil partnership with limitation of liability established under the laws of the Federal Republic of Germany

                         By: Infrastructure and Environmental Private Equity Management III, L.L.C., its Investment Manager

                         By: First Analysis IEPEF Management Company III, LLC, its Managing Member


                         By:  /s/ Bret R. Maxwell
                              ------------------------------------------------
                              Bret R. Maxwell, Managing Member